EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-108570, 333-111525, 333-115832, 333-145675 and 333-152612) and on Form S-8 (File Nos. 333-42598, 333-42596, 333-42594, 333-124265, 333-137348, 333-141175, 333-145675 and 333-149720,) of Curis, Inc. of our report dated February 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts February 26, 2009